Exhibit 12(a)

College Retirement Equities Fund	Jonathan Feigelson
730 Third Avenue	Senior Vice President and
New York, New York 10017-3206	General Counsel
(212) 490-9000 / (800) 842-2733	(212) 916-4344
(212) 916-6749 Fax
jfeigelson@tiaa-cref.org

April 29, 2009

College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206

Re:	College Retirement Equities Fund Post-Effective Amendment No. 43 to Registration Statement on Form N-3 (File Nos. 33-00480 and File No. 811-04415)

Gentlemen:

     I hereby consent to the reference to my name under the heading “Legal Matters” in the Statement of Additional Information filed by the College Retirement Equities Fund (“CREF”) as part of Post-Effective Amendment No. 43 to the Registration Statement (File Nos. 33-00480 and 811-04415) on Form N-3 under the Securities Act of 1933 for certain individual, group, and tax-deferred variable annuity certificates offered and funded by CREF.

Sincerely,

/s/ Jonathan Feigelson

Jonathan Feigelson
Senior Vice President
and General Counsel